Exhibit 15.1

[ERNST & YOUNG LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-164306) of OceanFreight Inc. and in the related Prospectuses, of our reports dated March 9, 2010, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of OceanFreight Inc. included in this Annual Report (Form 20-F) for the year ended December 31, 2009.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

March 9, 2010
Athens, Greece.